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                                                                   EXHIBIT 23(c)



INDEPENDENT AUDITORS' CONSENT



We consent to the incorporation by reference in this Registration Statement on Form S-8 of Republic Bancorp Inc. of our report dated January 16, 1997, appearing in the Annual Report on Form 10-K of Republic Bancorp Inc. for the year ended December 31, 1998.

Deloitte & Touche LLP

July 19, 1999

Detroit, Michigan